UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective July 31, 2020, Adrian J. Hepner, M.D., Ph.D. resigned as the Executive Vice President and Chief Medical Officer of Eagle Pharmaceuticals, Inc. (the “Company”).

On July 31, 2020, the Company and Dr. Hepner entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Hepner will provide consulting services to the Company from August 1, 2020 until July 31, 2021, unless earlier terminated (the “Consulting Period”). In consideration of Dr. Hepner’s provision of consulting services, the Company has agreed to pay Dr. Hepner (i) a weekly retainer of $8,000 for 20 hours of services each week for the first six months of the Consulting Period and (ii) a weekly retainer of $4,000 for 10 hours of services each week for the remaining six months of the Consulting Period. The Company will also continue to pay the employer portion of Dr. Hepner’s COBRA medical continuation benefits until January 31, 2022.

The foregoing description of the terms of the Consulting Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: August 6, 2020

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer